EXHIBIT 4.1


                       PACIFIC MAGTRON INTERNATIONAL CORP.

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
                 SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

                   PURSUANT TO SECTION 78.1955 OF THE GENERAL
                     CORPORATION LAW OF THE STATE OF NEVADA

     The undersigned, Theodore S. Li and Hui "Cynthia" Lee, do hereby certify that:

          1. They are the President and Secretary, respectively, of PACIFIC MAGTRON INTERNATIONAL CORP., a Nevada corporation (the "CORPORATION").

          2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, none of which have been issued.

          3.  The  following  resolutions  were  duly  adopted  by the  Board of
Directors:

     WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, $0.001 par value, issuable from time to time in one or more series;

     WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to an additional series of the preferred stock, which shall consist of up to 1,000 shares of the 5,000,000 shares of preferred stock which the corporation has the authority to issue, as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of an additional series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, references, restrictions and other matters relating to such additional series of preferred stock as follows:
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                            TERMS OF PREFERRED STOCK

     Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of preferred stock shall be designated as its 4% Series A Convertible Preferred Stock (the "PREFERRED STOCK") and the number of shares so designated shall be 1,000 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "HOLDER" and collectively, the "HOLDERS")). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to the sum of $1,000 plus all accrued and unpaid dividends to the date of determination to the extent not previously paid in cash in accordance with the terms hereof (the "STATED Value").

     Section 2. DIVIDENDS.

          (a) Holders shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 4% per annum, payable on each Conversion Date (as defined herein) for such share, in cash or by accretion of the Stated Value or, at the election of the Company, from time to time if and as the Company may declare, in Common Stock of the Company that is registered under the Securities Act of 1933, as amended, for resale by the holder thereof. Subject to the terms and conditions herein, the decision whether to accrete dividends hereunder to the Stated Value or to pay for dividends in cash shall be at the discretion of the Company. The Company shall provide the Holders written notice of its intention to accrete dividends hereunder to the Stated Value or pay dividends in cash not less than ten days prior to each Conversion Date for so long as shares of Preferred Stock are outstanding (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Failure to timely provide such written notice shall be deemed (if permitted hereunder) an election by the Company to accrete dividends hereunder to the Stated Value. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 8), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. Any dividends to be paid in cash hereunder that are not paid within three Trading Days (as defined in Section 8) following a Conversion Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the date such dividend is due hereunder through and including the date of payment).

          (b) Notwithstanding anything to the contrary contained herein, the Company must pay dividends in cash if:

               (i) the number of shares of Common  Stock (as  defined in Section
          8) at the time authorized, unissued and unreserved for all purposes is

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
          insufficient to accrete such dividends to the Stated Value and permit conversion in full of all outstanding Stated Value;

               (ii) after the Dividend Effectiveness Date (as defined in Section
          8), the Underlying Shares (as defined in Section 8) (x) are not registered for resale pursuant to an effective Underlying Shares Registration Statement (as defined in Section 8) and (y) may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act (as defined in Section 8), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent (if the Company is permitted and elects to pay dividends in shares of Common Stock under this clause (ii) prior to the Dividend Effectiveness Date and thereafter an Underlying Shares Registration Statement shall be declared effective by the Commission (as defined in Section 8), the Company shall, within three Trading Days after the date of such declaration of effectiveness, exchange such Underlying Shares for shares of Common Stock that are free of restrictive legends of any kind);

               (iii) the Common Stock is not then listed or quoted on the Nasdaq Small-Cap Market ("NSM") or on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market (each, a "SUBSEQUENT MARKET"); or

               (iv) the accretion of such dividends to the Stated Value and subsequent conversions of all then outstanding Stated Value would result in a violation of Sections 5(a)(iv) or (v).

          (c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section
     8), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock, unless (i) the Company shall have previously paid all cumulative dividends accrued on the Preferred Stock as of such date and (ii) the Holders shall own less than 20% of the originally issued Preferred Stock.

     Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

     Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of 50% or more of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies into one or more companies not wholly-owned by the Company shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

     Section 5. CONVERSION.

          (a) (i) CONVERSIONS AT OPTION OF HOLDER. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iv) and (v)) at the Conversion Ratio (as defined in Section 8), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as ANNEX A (a "CONVERSION NOTICE"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Company unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error.

               (ii) [RESERVED]

               (iii) [RESERVED]

               (iv) BENEFICIAL  OWNERSHIP CONVERSION  RESTRICTION.  A Holder may
          not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 8) and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the shares of Preferred Stock are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for shares of Preferred Stock that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum number of shares of Preferred Stock permitted to be converted on such Conversion Date in accordance with the periods described in Section 5(b) and, at the option of the
          Holder, either retain shares of Preferred Stock tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess shares of Preferred Stock permitted to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

               (v) LIMITATION ON NUMBER OF SHARES ISSUABLE. Notwithstanding anything herein to the contrary, the Company shall not be required to issue to the Holder and any other holders of the Preferred Stock, Common Stock in excess of 19.999% of the Company's outstanding Common

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          Stock on the First  Closing  Date at a price below the market price of the Common Stock on the First Closing Date, or such greater number of shares of Common Stock permitted pursuant to Nasdaq Rule 4350(i), or where such issuance would otherwise require shareholder approval pursuant to Nasdaq Rule 4350(i), as confirmed in writing by counsel to the Company, upon conversion of the Preferred Stock (the "MAXIMUM AGGREGATE SHARE AMOUNT"), unless the Company first obtains shareholder approval permitting such issuances in accordance with Nasdaq rules. If the number of shares of Common Stock which would, notwithstanding the limitation set forth herein, be issuable and sold to the Holder equals or exceeds the Maximum Aggregate Share Amount, then, at any time, from time to time thereafter at the sole election of the Holder, in whole or in part, the Company shall: (i) honor the conversion of the Preferred Stock by the Holder at the lowest possible conversion price which would permit such conversion without violating Nasdaq Rule 4350(i), and (ii) redeem the portion of the Preferred Stock submitted to the Company, the conversion of which would exceed the Maximum Aggregate Share Amount, otherwise in accordance with Section 6(a). This limitation on conversion shall be applied ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder.

               (vi) Notwithstanding anything to the contrary contained herein, if on any Conversion Date:

                    (A) the Common  Stock is not listed or quoted on a Principal
               Market;

                    (B) the Company has failed to timely  satisfy its conversion
               obligations   hereunder  with  respect  to  the  Preferred  Stock
               submitted for conversion on such conversion date; or

                    (C) the issuance of such shares of Common Stock would result in a violation of Section 5(a)(v).

               then, at the option of the Holder, the Company, in lieu of delivering Conversion Shares, shall deliver, within three (3) Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the number of Conversion Shares otherwise deliverable to the Holder in connection with such Conversion Date and the highest VWAP during the period commencing on the Conversion Date and ending on the Trading Day prior to the date such payment is made.

          (b) (i) Not later than three Trading Days after each Conversion Date, the Company will deliver to the Holder (A) a certificate or certificates  which,  after  the  Effective  Date,  shall  be  free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of

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          shares  of  Preferred  Stock,  and (B) a bank  check in the  amount of accrued and unpaid dividends (if the Company has elected or is required to pay accrued dividends in cash). The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

               (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

               (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) Common
          Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either return the shares of Preferred Stock for which such conversion was not honored or

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          deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 5(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the market price of the Underlying Shares on the date of conversion totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

          (c) (i) The conversion price for each share of Preferred Stock (the "CONVERSION PRICE") shall equal the lesser of (A) 120% of the average of the 5 Closing Prices immediately prior to the Closing Date on which such Preferred Stock was issued (the "SET PRICE"), subject to adjustment herein, and (B) 85% of the average of the 5 lowest VWAPs during the 30 Trading Days immediately prior to the applicable Conversion Date; PROVIDED, HOWEVER, the Conversion Price shall not be less than $0.75 ("FLOOR PRICE"), subject to adjustment herein.
          Notwithstanding the Floor Price, if the Conversion price then in effect is less than the Floor Price, the Conversion Price at such time shall equal the Floor Price.

               (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock,
          (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or
          (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Company, then the Set Price and Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               (iii) If at any time while shares of Preferred Stock are outstanding the Company or any Subsidiary (with respect to Common Stock Equivalents) shall offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of shares of Common Stock or Common Stock Equivalents at a price that is, at the issuance thereof, or at any later time due to adjustment, reset, additional issuances or otherwise, less than the Set Price, then, at the option of the Holder for such conversions as such Holder shall indicate in its Conversion Notices (including on conversion pursuant to section 5(a)(ii) and (iii)), the Set Price and Floor Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. If the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price. A "COMMON STOCK EQUIVALENT" means any equity or equity equivalent securities (including debt or any other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock) issued by the Company or a subsidiary thereof that provide the holder thereof to receive shares of Common Stock. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

               (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iii) above), then in each such case the Set Price and Floor Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Set Price and Floor Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

               (vi) Whenever the Set Price and Floor Price is adjusted pursuant to Section 5(c)(ii),(iii), or (iv) the Company shall promptly mail to each Holder, a notice setting forth the Set Price and Floor Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               (vii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

               (viii) In case of any merger or consolidation of the Company with or into another Person, or sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, a Holder shall have the right thereafter to (A) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the Stated Value of the shares of Preferred Stock then held by such Holder, plus all accrued and unpaid dividends and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock (except, in the case of debentures, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Set Price and Floor Price stated herein. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events. The rights set forth in this Section 5(c)(viii) shall not alter the rights of a Holder set forth in Section 7, provided, that, a Holder may only exercise the rights set forth in this Section 5(c)(viii) or the rights set forth in Section 7 with respect to a single event giving rise to such rights.

               (ix) If (a) the Company  shall  declare a dividend  (or any other distribution) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall notify the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

               (x) EXCEPTIONS TO ADJUSTMENT OF SET PRICE AND FLOOR PRICE. No adjustment to the Set Price and Floor Price will be made (i) upon the conversion of any other Preferred Stock of this series or of any other securities issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Purchase Agreement including the Warrant; (ii) upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the Closing Date; (iii) upon the grant or exercise of any options to employees, directors or key consultants of the Company which may hereafter be granted or exercised under any employee benefit plan or other stock option, stock purchase or stock bonus plan or agreement of the Company now existing or to be implemented in the future, so long as the issuance of such options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iv) upon the issuance of Common Stock or convertible securities in any acquisition of another business entity or segment (whether through a purchase of assets or stock or a merger) or any transaction of the nature contemplated by Rule 145, promulgated under the Securities Act; or (v) in connection with any strategic partnership or joint venture or acquisition or key consulting agreements (the primary purpose of which is not to raise equity capital for the Company).

          (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable (taking into account the provisions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

          (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Company shall pay an amount in cash equal to the Conversion Ratio multiplied by such fraction.

          (f) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

          (g) Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

          (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Company addressed to 1600 California Circle, Milpitas, California 95035, fax: (408) 956-5777, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 6. REDEMPTION.

          (a)  OPTIONAL REDEMPTION BY COMPANY.

               (i) After the Effective Date, the Company shall have the right, upon at least 10 Trading Days' notice to the Holder (a "TYPE A OPTIONAL REDEMPTION NOTICE" and the date such notice is received by the Holder, the "TYPE A NOTICE DATE"), to redeem for cash no less than all of the outstanding Preferred Stock at a price per share of Preferred Stock equal to 115% of the Stated Value of such Preferred Stock plus all accrued and unpaid dividends and other amounts owing thereon (the "TYPE A OPTIONAL REDEMPTION PRICE"); PROVIDED, HOWEVER, during the period beginning on the Type A Notice Date and ending on the date the Type A Optional Redemption Price is paid in full, (A) the Registration Statement must be maintained effective, and (B) the Common Stock must have been listed for trading on the NSM or a Subsequent Market; PROVIDED, FURTHER, that the Conversion Price in effect during the 5 Trading Days immediately prior to the Type A Optional Redemption Notice must have been less than $1.00 (subject to reverse and forward stock splits and the like) per Conversion Share. Nothing in this Section 6 shall be deemed to restrict or otherwise limit the Holder's right to convert any of the shares of Preferred Stock pursuant to Section 5(a)(i) at any time prior to the date the Type A Optional Redemption Price is paid in full.

               (ii) After the Effective Date, the Company shall have the right, upon at least 30 Trading Days' notice to the Holder (a "TYPE B OPTIONAL REDEMPTION NOTICE", and together with a Type A Optional Redemption Notice, each an "OPTIONAL REDEMPTION NOTICE" and the date such notice is received by the Holder, the "TYPE B NOTICE DATE" and together with a Type A Notice Date, a "NOTICE DATE"), to redeem for cash no less than all of the outstanding Preferred Stock at a price per share of Preferred Stock equal to 115% of the Stated Value of such Preferred Stock plus all accrued and unpaid dividends and other amounts owing thereon (the "TYPE B OPTIONAL REDEMPTION PRICE" and together with a Type A Optional Redemption Price, "OPTIONAL REDEMPTION PRICES"); PROVIDED, HOWEVER, during the period beginning on the Type B Notice Date and ending on the date the Type B Optional Redemption Price is paid in full, (A) the Registration Statement must be maintained effective, and (B) the Common Stock must have been listed for trading on the NSM or a Subsequent Market; PROVIDED, FURTHER, that the Conversion Price in effect during each of the 20 Trading Days immediately prior to the Type B Optional Redemption Notice must have been greater than 175% of the Set Price. Nothing in this Section 6 shall be deemed to restrict or otherwise limit the Holder's right to convert any of the shares of Preferred Stock pursuant to Section

          5(a)(i) at any time prior to the date the Type B Optional Redemption Price is paid in full.

          (b) REDEMPTION PROCEDURE. The payment of cash pursuant to any redemption hereunder shall be made on the date set forth in the applicable Optional Redemption Notice, which shall be at least 10 Trading Days after the applicable Notice Date. If any portion of the cash payment for an Optional Redemption shall not be paid by the Company by such date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the cash payment for such Optional Redemption Price is paid in full. In addition, if any portion of an Optional Redemption Price remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate AB INITIO such redemption, notwithstanding anything herein contained to the contrary. If a Holder elects to invalidate such redemption the Company shall promptly, and, in any event, not later than 3 Trading Days from receipt of such Holder's notice of such election, return to such Holder all of the Preferred Stock for which the redemption price shall not have been paid in full and the Company shall have no further right to redeem the Preferred Stock hereunder. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof.

     Section 7. REDEMPTION UPON TRIGGERING EVENTS.

          (a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock and such shares of Common Stock as described below then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Redemption Amount (as defined in Section 8) plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions of shares of Preferred Stock hereunder not more than thirty Trading Days prior to the date of the Holder's demand for redemption pursuant to this Section 7, and then held by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater (such sum, the "REDEMPTION PRICE"); PROVIDED, HOWEVER, that the Redemption Price due and payable upon the Triggering Event set forth in Section 7(b)(ix) shall be equal to 100% of the Stated Value. The Redemption Price shall be due and payable within five Trading Days of the date on which the notice for the payment therefor is provided by a Holder. If the Company fails to pay the Redemption Price hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Company will pay interest thereon at a rate of 18% per annum (or the lesser amount permitted by applicable law), accruing daily from such date until the Redemption Price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof.

          (b) "TRIGGERING EVENT" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

               (i) the failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

               (ii) if, during the Effectiveness Period, the effectiveness of the Underlying Shares Registration Statement lapses for any reason for more than an aggregate of 20 calendar days (which need not be consecutive days), or the Holder shall not be permitted to resell Registrable Securities under the Underlying Shares Registration Statement for more than an aggregate of 20 calendar days (which need not be consecutive days); PROVIDED, HOWEVER, that, upon 30 days' written notification to the Holder, the Company may exceed such 20 Calendar days without constituting a Triggering Event if:

                    (A) The Board of Directors of the Company determines, in its good faith judgment, that the use of any prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, in which event such period may be extended for up to sixty (60) additional days in any twelve (12) month period;

                    (B) The Company  consummates  any business  combination  for purposes of Rule 3-05 or Article 11 of  Regulation  S-X under the
               Securities Act, in which event such restricted period may be extended until the date on which the Company has filed such reports or obtained the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included in the Registration Statement, but in no event more sixty (60) additional days in any twelve (12) month period;

                    (C) After one year from the Closing Date,  the Company files or proposes to file a registration statement in an underwritten primary equity offering initiated by the Company (other than any registration by the Company on Form S-8), which underwriters are reasonably acceptable to a majority in interest of the Holders, or a successor or substantially similar form, of (1) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (2) a dividend reinvestment plan), in which event such restricted period may be extended for 30 days prior to the effective date of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to each Holder, which date shall be no more than 30 days after such effective date, during which the Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of Company securities (or any option or right to acquire Company securities;

               notwithstanding the foregoing, the aggregate number of days (whether or not consecutive) during which the Company may preclude or prevent offerings, sales or distribution by the Holder pursuant to the conditions set forth herein shall in no event exceed one hundred twenty (120) days during any 12-month period;

               (iii) the Company shall fail to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 7th Trading Day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms hereof;

               (iv)  the  Company  shall  be a party to any  Change  of  Control
          Transaction, shall agree to sell (in one or a series of related transactions) all or substantially all of its assets or shall redeem more than a de minimis number of Common Stock or other Junior Securities (other than redemptions of Underlying Shares);

               (v) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holders prior to the expiration of 60 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date, which shall be covered by
          Section 7(a)(i));

               (vi) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 7 days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event within seven days of the date due;

               (vii) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder; or

               (viii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents (as defined in Section 8), and such failure or breach shall not, if subject to the possibility of a cure by the Company, have been remedied within ten calendar days after the date on which written notice of such failure or breach shall have been given, or if such failure or breach cannot reasonably be cured or remedied in such period, if the Company has not commenced taking actions to cure or remedy such failure or breach within such period or is not diligently pursuing such cure or remedy.

     Section 8 DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

          "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange
     Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          "CLOSINGS" means closings of the purchase and sale of the Preferred Stock.

          "CLOSING PRICE" means on any particular date (a) the last reported closing price per share of Common Stock on such date on the Principal Market (as reported by Bloomberg L.P. at 4:15 PM (New York time), or (b) if there is no such price on such date, then the closing price on such market or exchange on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) for the closing bid price for regular session trading on such day), or (c) if the shares of Common Stock are not then reported on the Principal Market, then the average of the "OTCBB" quotes for the relevant conversion period, as determined in good faith by the Holders, or (c) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority in interest of the Stated Value of Preferred Stock then outstanding.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" means the Company's common stock, par value $.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "CONVERSION RATIO" means, at any time, a fraction, the numerator of which is Stated Value (or Excess Stated Value, as the case may be) and the denominator of which is the Conversion Price at such time.

          "CONVERSION SHARE" means shares issuable upon conversion of the Preferred Stock.

          "DIVIDEND EFFECTIVENESS DATE" means the earlier to occur of (x) the Effectiveness Date (as defined in the Registration Rights Agreement) and
     (y) the Effective Date.

          "EFFECTIVE   DATE"   means  the  date  that  the   Underlying   Shares
     Registration Statement is declared effective by the Commission.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "JUNIOR SECURITIES" means the Common Stock and all other equity or equity equivalent securities of the Company other than those securities that are outstanding on the Original Issue Date and which are explicitly senior in rights or liquidation preference to the Preferred Stock.

          "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "PER SHARE MARKET VALUE" means on any particular date (a) the lowest sale price for a share of the Common Stock (other than a sale by the Holder) on such date on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the lowest sale price of the Common Stock (other than a sale by the Holder) on the Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on a Subsequent Market, the lowest sale price of the Common Stock (other than a sale by the Holder) in the NSM, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the lowest "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

          "PERSON"  means a  corporation,  an  association,  a  partnership,  an
     organization,   a  business,  an  individual,  a  government  or  political subdivision thereof or a governmental agency.

          "PURCHASE AGREEMENT" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "REDEMPTION AMOUNT" for each share of Preferred Stock means the sum of
     (i) the greater of (A) 150% of the Stated Value and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or
     (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio (without regard to the limitation set forth in Section 5(a)(iv)(C)) calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and
     (ii) all other amounts, costs, expenses and liquidated damages due in respect of such share of Preferred Stock.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Original Issue Date, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "TRADING DAY" means (a) a day on which the Common Stock is traded on a Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NSM, or (c) if the Common Stock is not quoted on the NSM, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

          "UNDERLYING SHARES" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

          "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the Holder, who shall be named as a "selling stockholder" thereunder.

          "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on an Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders.

     RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 31st day of May, 2002.


/s/ Theodore S. Li                           /s/ Hui "Cynthia" Lee
---------------------------------            -----------------------------------
Theodore S. Li, President                    Hui "Cynthia" Lee, Secretary

                                     ANNEX A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 4% Series D Convertible Preferred Stock indicated below, into shares of common stock, par value $.001 per share (the "COMMON STOCK"), of Pacific Magtron International Corp., a Nevada corporation (the "COMPANY"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

THE UNDERSIGNED REPRESENTS TO THE COMPANY THAT IT HAS SOLD OR WILL PROMPTLY SELL UPON RECEIPT, SUCH SHARES OF COMMON STOCK. [REQUIRED TO RECEIVE UNLEGENDED SHARES IMMEDIATELY PURSUANT TO THE REGISTRATION STATEMENT]

Conversion calculations:

Date to Effect Conversion

--------------------------------------------------------------------------------
Number of shares of Preferred Stock owned prior to Conversion

--------------------------------------------------------------------------------
Number of shares of Preferred Stock to be Converted

--------------------------------------------------------------------------------
Stated Value of shares of Preferred Stock to be Converted

--------------------------------------------------------------------------------
Number of shares of Common Stock to be Issued

--------------------------------------------------------------------------------
Applicable Conversion Price

--------------------------------------------------------------------------------
Number of shares of Preferred Stock subsequent to Conversion

--------------------------------------------------------------------------------

                                    [HOLDER]

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: